                                                                       EXHIBIT 7
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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31,
2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts
                                                                                              In Thousands

ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                                           $3,866,500
   Interest-bearing balances...........................                                            8,455,170
Securities:
   Held-to-maturity securities.........................                                            1,885,665
   Available-for-sale securities.......................                                           20,781,508
Federal funds sold and securities purchased under
   agreements to resell................................
   Federal funds sold in domestic offices..............                                            3,730,007
   Securities purchased under agreements to
   resell..............................................                                              847,805
Loans and lease financing receivables:
   Loans and leases held for sale......................                                                    0
   Loans and leases, net of unearned
     income............................................                                           36,195,743
   LESS: Allowance for loan and
     lease losses......................................                                              587,611
   Loans and leases, net of unearned
     income and allowance..............................                                           35,608,132
Trading Assets.........................................                                            4,174,521
Premises and fixed assets (including capitalized
   leases).............................................                                              949,424
Other real estate owned................................                                                  754
Investments in unconsolidated subsidiaries and
   associated companies................................                                              268,366
Customers' liability to this bank on acceptances
   outstanding.........................................                                               52,800
Intangible assets......................................
   Goodwill............................................                                            2,746,404
   Other intangible assets.............................                                              758,137

Other assets...........................................                                            8,013,234
                                                                                                ------------
Total assets...........................................                                          $92,138,427
                                                                                                ============
LIABILITIES
Deposits:
   In domestic offices.................................                                          $41,480,131
   Noninterest-bearing.................................                                           16,898,525
   Interest-bearing....................................                                           24,581,606
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                                           24,028,722
   Noninterest-bearing.................................                                              576,431
   Interest-bearing....................................                                           23,452,291
Federal funds purchased and securities sold under
     agreements to repurchase..........................
   Federal funds purchased in domestic
     offices...........................................                                            1,040,432
   Securities sold under agreements to
     repurchase........................................                                              491,007
Trading liabilities....................................                                            2,724,930
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases).......                                                                4,780,573
Not applicable
Bank's liability on acceptances executed and
   outstanding.........................................                                               54,517
Subordinated notes and debentures......................                                            2,390,000
Other liabilities......................................                                            6,901,014
                                                                                                ------------
Total liabilities......................................                                          $83,891,326
                                                                                                ============
Minority interest in consolidated
   subsidiaries........................................                                              140,499

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus.............................................                                                    0
Common stock...........................................                                            1,135,284
Surplus (exclude all surplus related to preferred
   stock)..............................................                                            2,087,221
Retained earnings......................................                                            4,892,420
Accumulated other comprehensive income.................                                               -8,323
Other equity capital components........................                                                    0
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Total equity capital...................................                                            8,106,602
                                                                                                ------------

Total liabilities, minority interest, and equity
   capital.............................................                                          $92,138,427
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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                       Thomas J. Mastro,
                                   Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

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                       |
Thomas A. Renyi        |
Gerald L. Hassell      |           Directors
Alan R. Griffith       |
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